UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2015

OM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 Main Avenue

Suite 1300

Cleveland, Ohio 44113-7210

(Address of principal executive offices) (Zip code)

(216) 781-0083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of OM Group, Inc. (the “Company”) held on August 10, 2015, stockholders approved (i) the proposal to adopt the merger agreement (the “Merger Agreement”), dated May 31, 2015, by and among Duke Acquisition Holdings, LLC (“Parent”), Duke Acquisition, Inc. (“Merger Sub”), MacDermid Americas Acquisitions, Inc (“Carve-out Buyer”), and the Company, and (ii) the proposal to approve, on a non-binding advisory basis, the compensation to be paid to OM Group’s named executive officers that is based on or otherwise relates to the merger.

On July 9, 2015, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 30,982,141 common shares of the Company were issued and outstanding. The holders of 26,177,791 common shares of the Company were present at the special meeting, either in person or represented by proxy, constituting a quorum. Set forth below are the final voting results for each of the proposals.

Proposal 1. Adoption of the Merger Agreement.

For	Against	Abstain
23,453,466	2,268,522	455,803

Proposal 2. Non-binding advisory vote to approve merger-related named executive officer compensation.

For	Against	Abstain
14,815,587	10,904,096	458,108

Since there were sufficient votes represented at the special meeting to adopt the Merger Agreement, the proposal to adjourn the special meeting to permit further solicitation of proxies to adopt the Merger Agreement was moot and therefore not presented or voted on.

Item 9.01. Financial Statements and Other Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

By:	/s/ Christopher M. Hix
Christopher M. Hix
Chief Financial Officer

Date: August 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 10, 2015.